EXHIBIT 5.1

FLEETWOOD ENTERPRISES, INC

3125 Myers Street

Riverside, California 92503

November 18, 2005

Fleetwood Enterprises, Inc.

3125 Myers Street

Riverside, California 92503

Re:	Fleetwood Enterprises, Inc. Prospectus Supplement Relating to the Registration Statement on Form S-3 (File No. 333-128123)

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated November 18, 2005 (the “Prospectus Supplement”), relating to the Registration Statement on Form S-3, Registration No. 333-128123 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”) with respect to the offer and sale by the Company of 7,000,000 shares (the “Shares”) of its common stock, par value $1.00 per share.

As the Company’s Senior Vice President and General Counsel, I am familiar with the Prospectus Supplement, the Registration Statement, and the corporate actions taken by the Company in connection with the authorization, issuance and sale of the Shares.  For the purpose of rendering this opinion, I have made such factual and legal examinations as I deemed necessary under the circumstances, and in that connection I have examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as I have deemed appropriate for the purpose of rendering this opinion.  I have obtained from officers of the Company such other certificates and assurances as I considered necessary for the purpose of this opinion.

In my examination, I have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons.  As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, I am of the opinion that the Shares, when issued and delivered by the Company against payment therefor, will be validly issued, fully paid and non-assessable.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of Delaware.  I am not admitted to practice law in any jurisdiction other than the State of California; however, I am generally familiar with the Delaware General Corporation law as currently in effect and have made such inquiries as I consider necessary to render the foregoing opinions.  My opinions above are limited to the effect of the current state of the laws of the State of Delaware, to the limited extent set forth above, and to the current judicial interpretations thereof and to the facts bearing upon this opinion as they currently exist.  I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company (and its incorporation by reference into the Registration Statement), and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FLEETWOOD ENTERPRISES, INC.

/s/ Leonard J. McGill
Leonard J. McGill Senior Vice President and General Counsel